UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 5, 2006

(Date of Earliest Event Reported)

MAXIM INTEGRATED PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-16538	94-2896096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 SAN GABRIEL DRIVE SUNNYVALE, CALIFORNIA	94086
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-7600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2006, the Board of Directors of Maxim Integrated Products, Inc. (the “Company”) approved a modification to all of the Company’s non-statutory stock option agreements under its 1996 Stock Incentive Plan to add a net exercise provision to such agreements to allow each option holder to use a net exercise method to exercise vested stock options. The modification impacts both outstanding non-statutory stock options and any future non-statutory stock option grants. A copy of the Company’s standard form of option agreement under the Company’s 1996 Stock Incentive Plan as modified is attached hereto as Exhibit 10.30.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed below is being filed with this Form 8-K.

Exhibit No.	Description
10.30	Form of Option Agreement, as amended, under the Company’s 1996 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAXIM INTEGRATED PRODUCTS, INC.

By:	/s/ Carl W. Jasper
Carl W. Jasper
Vice President and Chief Financial Officer

Date: June 8, 2006